Exhibit 3.18

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

DIRECTORIES SALES EAST LLC

(Pursuant to Section 18-202 of the Limited Liability Company Act of the State of Delaware)

Directories Sales East LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

FIRST: The name of the limited liability company is Directories Sales East LLC (the “Company”).

SECOND: The certificate of formation of the Company is hereby amended by deleting Article FIRST in its entirety and substituting the following therefor;

“FIRST: The name of the limited liability company is Idearc Media Sales - East LLC.

IN WITNESS WHEREOF the undersigned has executed this certificate as on the 18th day of October, 2006.

VER1ZON DIRECTORIES SALES -
WEST INC., the Sole Member

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Vice President

CERTIFICATE OF FORMATION

OF

DIRECTORIES SALES EAST LLC

The undersigned, as an authorized person, in order to form a limited liability company under the provisions of the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), does hereby certify as follows:

FIRST: The name of the limited liability company formed hereby is:

Directories Sales East LLC

SECOND: The address of the limited liability company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, and the name of the registered agent thereat is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 31st day of July, 2006.

/s/ Philip R. Marx
Philip R. Marx
Authorized Person